UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (February 22, 2017): February 28, 2017

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

(44) 203 786 5275
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The LivaNova 2017 Short-Term Incentive Plan

On February 22, 2017, the Compensation Committee (the "Committee") of the Board of Directors of LivaNova Plc (the "Company") approved the Company's 2017 annual short-term incentive plan (the "2017 STIP").  The 2017 STIP is described in Exhibit 10.1, which is attached hereto and incorporated herein by reference.

Chief Executive Officer Employment Agreement

On February 22, 2017, the Committee approved a Service Agreement between Damien McDonald and the Company effective as of January 1, 2017 (the "Agreement"), pursuant to which Mr. McDonald will serve as the Company's Chief Executive Officer.  In consideration of his services, Mr. McDonald will receive an annual base salary in the amount of £658,000 ($819,348)1 and an opportunity to earn an annual cash incentive bonus with a target amount equal to 100% of his annual base salary.  In addition, the Company has agreed to pay Mr. McDonald an annual housing allowance for a period of five years, commencing at £150,000 ($186,782) for 2017 and decreasing by £30,000 ($37,356) each year for the next four years, an annual school allowance for a period of five years, commencing at £31,950 ($39,784) for 2017 and decreasing by £6,390 ($7,957) each year for the next four years, an annual car allowance of £17,750 ($22,102), and pension contributions equal to 15% of the sum of his base salary and annual bonus.  Mr. McDonald will also be eligible to participate in the Company's employee benefit plans made available to all U.K.-based employees of the Company.  The Agreement will continue in effect until the expiration of 12 months following notice of termination delivered by Mr. McDonald or the Company.

On February 22, 2017, the Company also delivered a side letter (the "Side Letter") to Mr. McDonald addressing certain intended future grants of equity awards. The Side Letter confirmed that the Company will recommend that the Committee grant an award of restricted stock units ("RSUs") to Mr. McDonald having a grant date value equal to $4.0 million, including $1.0 million in service-based RSUs to vest annually over a four-year period and $3.0 million in market-based and service-based RSUs vesting, if the market-based condition is at least partially achieved after the first year, annually over a four-year period.

A copy of the Agreement and the Side Letter are filed herewith as Exhibits 10.2 and 10.3, respectively. The foregoing descriptions of these documents are summaries only and are qualified in their entirety by the full text of Agreement and the Side Letter, which are incorporated herein by reference.

1 Amounts payable in British Pounds are converted to U.S. Dollars based on the average selling price for British Pounds for the 24-hour period ending February 26, 2017 at 22:00 UTC ($1.24521) as published by OANDA Corporation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Description

10.1	2017 LivaNova Short-Term Incentive Plan
10.2	CEO Employment Agreement effective January 1, 2017 between LivaNova Plc and Mr. Damien McDonald.
10.3	Side Letter dated January 1, 2017 between LivaNova Plc and Mr. Damien McDonald.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: February 28, 2017	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2017 LivaNova Short-Term Incentive Plan
10.2	COO Employment Agreement effective January 1, 2017 between LivaNova Plc and Mr. Damien McDonald.
10.3	Side Letter dated January 1, 2017 between LivaNova Plc and Mr. Damien McDonald.